As filed with the Securities and Exchange Commission
                      on February 12, 1997
                                       Registration No. 333-_____
_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933

                    SOVRAN SELF STORAGE, INC.
     (Exact name of Registrant as specified in its charter)

          Maryland                            16-1480124
(State or other jurisdiction of               (I.R.S. Employer)
incorporation or organization)                Identification No.)

     5166 Main Street
Williamsville, New York                       14221
(Address of Principal Executive Office)       (Zip Code)

                   1995 AWARD AND OPTION PLAN
            1995 OUTSIDE DIRECTORS'STOCK OPTION PLAN
                    (Full title of the plan)

                    Frederick G. Attea, Esq.
                   Phillips, Lytle, Hitchcock,
                         Blaine & Huber
                   3400 Marine Midland Center
                    Buffalo, New York  14203
             (Name and address of agent for service)

                          716-847-8400
  (Telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

 Title of              Proposed Max.  Proposed Max.
securities   Amount      offering       aggregate     Amount of
  to be      to be       price per      offering     registration
registered registered*    share**        price           fee

Common stock
  $.01 par
  value     450,000       $31.32      $14,091,750      $4,270.23

     * The number of shares are subject to adjustment in accordance with the anti-dilution provisions of the Plan.
Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.

                       Page 1 of 14 Pages
                 Exhibit Index Appears on Page 9
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     **   Estimated solely for the purpose of determining the
registration fee computed pursuant to Rule 457(c); calculated on the basis of the average of the high and low prices of the Common
Stock on the New York Stock Exchange on February 7, 1997.

Item 3.  Incorporation of Documents by Reference.

     The Company hereby incorporates the following documents by reference in the Registration Statement:

     (a)  The Form 10-K for the fiscal year ended December 31,
          1995;

     (b)  The Forms 10-Q for the quarters ended March 31, 1996,
          June 30, 1996 and September 30, 1996 and the Form 10-
          Q/A for the quarter ended March 31, 1996 filed on June 20, 1996;

     (c)  The Forms 8-K filed on July 25, 1996 and December 3,
          1996 and the Form 8-K/A filed September 3, 1996; and

     (d)  The information presented under the caption "Common
          Stock" in the Registration Statement on Form S-3
          (333-08883) filed on September 4, 1996.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's officers and directors are and will be indemnified under the Articles of Incorporation and Bylaws of the Company against certain liabilities. The Articles of Incorporation requires the Company to indemnify its directors and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities unless it is established that the act or omission of the director of officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the director or officer actually received an improper personal benefit or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     The Company has entered into indemnification agreements with each of its senior executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify such officers and directors to the fullest extent permitted by law and advance to such officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements and may cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by law, they provide additional assurance to directors and officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.

     As permitted by Maryland law, the Articles of Incorporation provide that a director or officer of the Company shall not be liable for monetary damages to the Company or its shareholders for any act or omission in the performance of his duties, except to the extent that (1) the person actually received an improper benefit or (2) the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See the Exhibit Index below.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private insurer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Williamsville, State of New York on February 11, 1997.

                                   SOVRAN SELF STORAGE, INC.


                              By:  /s/Kenneth F. Myszka
                                   Kenneth F. Myszka
                                   President and Chief
                                   Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date above.

                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Kenneth F. Myszka and David L. Rogers, jointly and severally, with full power to act without the other, as his true and lawful attorneys-in-fact, each with the full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto each of said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature               Capacity                Date

/s/Robert J. Attea      Chairman of the Board   February 11, 1997
Robert J. Attea


/s/Kenneth F. Myszka    President, Chief        February 11, 1997
Kenneth F. Myszka       Executive Officer and
                        Director (Principal
                        Executive Officer)


/s/David L. Rogers      Chief Financial Officer February 11, 1997
David L. Rogers         (Principal Financial and
                        Accounting Officer)


/s/John Burns           Director                February 11, 1997
John Burns


/s/Michael A. Elia      Director                February 11, 1997
Michael A. Elia


/s/Anthony P. Gammie    Director                February 11, 1997
Anthony P. Gammie


/s/Charles E. Lannon    Director                February 11, 1997
Charles E. Lannon

                          EXHIBIT INDEX

                                                  Sequential
                                                  Page Number

4.1  -    Amended and Restated Articles of             ----
          Incorporation of Sovran Self
          Storage, Inc., incorporated by
          reference to Exhibit 3.1 of the
          Company's Registration Statement
          on Form S-11 (33-91422) filed
          April 20, 1995.

4.2  -    Bylaws of the Company, as amended,           ----
          incorporated by reference to
          Exhibit 3.2 of the Company's
          Registration Statement on Form S-11
          (33-91422) filed April 20, 1995.

5.1  -    Opinion of Phillips, Lytle,                   9
          Hitchcock, Blaine & Huber as to
          the legality of the securities
          registered.

10(a) -   Sovran Self Storage, Inc.                    ----
          1995 Award and Option Plan,
          incorporated by reference to
          Exhibit 10.6 of Pre-effective
          Amendment No. 1 to the
          Company's Registration Statement
          on Form S-11 (33-91422) filed
          May 30, 1995.

10(b) -   Sovran Self Storage, Inc.                    ----
          1995 Outside Directors' Stock Option Plan, incorporated by reference to Exhibit 10.7 of Pre-effective Amendment No. 1 to the
          Company's Registration Statement on
          From S-11 (33-91422) filed May 30, 1995.

23(a) -   Consent of Independent Accountants.          14

23(b) -   Consent of Phillips, Lytle,                  11
          Hitchcock, Blaine & Huber (included
          in Exhibit 5.1).

25    -   Power of Attorney (included with              8
          signature page).

                           EXHIBIT 5.1

             OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
                BLAINE & HUBER AS TO THE LEGALITY
                  OF THE SECURITIES REGISTERED

                              February 12, 1997




Sovran Self Storage, Inc.
5166 Main Street
Williamsville, New York  14221

          Re:  Sovran Self Storage, Inc. - Registration
               Statement on Form S-8

Gentlemen:

          This opinion is furnished in connection with the registation on the Form S-8 Registration Statement (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 450,000 shares (the "Shares") of Common Stock, par value $.01 per share of Sovran Self Storage, Inc., a Maryland corporation (the "Company") to be issued under the 1995 Award and Option Plan (the "Award and Options Plan") and the 1995 Outside Directors' Stock Option Plan (the "Directors' Plan").

          In connection with rendering this opinion, we have examined the Articles of Incorporation, as heretofore amended and restated, and the Bylaws of the Company; such records of the corporate proceedings of the Company as we deemed material; resolutions of its Directors authorizing the issuance of securities and the adoption of the Award and Option Plan and the Directors' Plan by the Company; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

          In our examination of the aforesaid certificates and documents, we have assumed the genuiness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          Based upon and subject to the foregoing, we are of the opinion that, the Shares have been duly authorized and when issued in accordance with the terms of the Registration Statement, the Award and Option Plan and the Directors' Plan and assuming receipt of consideration, will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

          The foregoing assumes that all requisite steps will be taken to comply with the requirements of state laws regulating the offer and sale of securities.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion as an exhbit to the Registration Statement.

                                   Very truly yours,

                    PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER

                          EXHIBIT 23(a)

                     CONSENT OF INDEPENDENT
                           ACCOUNTANTS

                  CONSENT OF ERNST & YOUNG LLP
We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the 1995 Award and Option Plan and the 1995 Outside Directors' Stock Option Plan of Sovran Self Storage, Inc. of our reports (a) dated February 2, 1996, with respect to the consolidated financial statements of Sovran Self Storage, Inc. incorporated by reference in its Annual Report (Form 10-K) for the period ended December 31, 1995,
(b) dated February 2, 1996 on the related financial statement schedule included therein, and (c) dated August 30, 1996 with respect to the historical summaries of combined gross revenue and direct operating expenses of the Acquisition Facilities included in its Current Report on Form 8-K/A dated September 3, 1996, all filed with the Securities and Exchange Commission.


                              Ernest & Young LLP


Buffalo, New York
February 11, 1997




































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